UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 24, 2009

Einstein Noah Restaurant Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	01-33515	13-3690261
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

555 Zang Street, Suite 300, Lakewood, Colorado (Address of principal executive offices)		80228
		(Zip Code)

(303) 568-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	OTHER EVENTS

As previously disclosed, on December 30, 2008, Einstein Noah Restaurant Group, Inc. filed a request with the Internal Revenue Service (“IRS”) to review our methodology for determining ownership changes in accordance with Internal Revenue Code Section 382. On September 24, 2009, we received a favorable ruling from the IRS agreeing with our methodology. As a result of the favorable ruling, approximately $121.4 million of our NOL carryforwards are available, as of December 30, 2008, to be utilized against future taxable income through fiscal 2026, subject in part to annual limitations. Further, we expect that approximately $14 million of our NOL carryforwards will expire prior to utilization. The occurrence of an additional ownership change would limit our ability to utilize our NOL carryforwards and other tax attributes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EINSTEIN NOAH RESTAURANT GROUP, INC.

Date: September 30, 2009	/S/ ROBERT E. GOWDY, JR.
Robert E. Gowdy, Jr.
Controller and Chief Accounting Officer